Exhibit 10.1

                    ALLEN ORGAN COMPANY STOCK OPTION PLAN
I.   Purpose and Scope
          The purposes of this Plan are to encourage stock ownership by employees, non-employee directors, agents, consultants or independent contractors of Allen Organ Company (the "Company") and its Subsidiaries (as defined herein), to provide an incentive for such employees, non-employee directors, agents, consultants or independent contractors to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining such individuals through the grant of options to purchase shares of the Company's common stock.

II.  Definitions
          Unless otherwise required by the context:
A. "Agreement" shall mean the written instrument evidencing the grant of an Option. The Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

B.   "Board" shall mean the Board of Directors of the Company.

C. "Change in Control" means the occurrence of (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), either individually or together with that person's affiliates or associates, becoming the beneficial owner, directly or indirectly, of at least 50% of the outstanding voting shares of common stock or (2) during any period of two consecutive years, individuals who, at the beginning of such period constituted the Board, ceasing for any reason to constitute at least a majority of the Board unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, or (3) an approval by the Company's shareholders (or if approval is not required, by the Company's Board) of the Company merging or consolidating with or having its assets purchased by another corporation and as a result of said merger, consolidation or sale of assets, less than a majority of the outstanding voting stock of the surviving, resulting or purchasing corporation being owned, immediately after the transaction, by the holders of the voting stock of the Company outstanding immediately before the transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur due to the transfer of shares of voting common stock of the Company between individuals who are related within two (2) degrees of consanguinity by will, gift or trust transferred pursuant to the laws of descent and distribution of the Commonwealth of Pennsylvania or pursuant to an agreement to purchase or sell such common stock of the Company.

D. "Committee" shall mean the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of three members of the Board.

E. "Common Stock" shall mean the Class B common stock of Allen Organ Company, Inc., par value $1.00 per share.

F.   "Company" shall mean Allen Organ Company, a Pennsylvania corporation.

G.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

H.   "Fair Market Value" shall be determined as follows:
      (a) During such time as the Common Stock is not listed on an established stock exchange or exchanges but is quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

     (b) During such time as the Common Stock is not listed on an established stock exchange or quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the mean between the closing "bid" and "asked" prices for such a share on the relevant day. If no closing "bid" and "asked" prices are quoted for that day, the fair market value shall be determined by reference to such prices for the next preceding day on which such closing prices were quoted.

     (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value per share of the Common Stock shall be the composite closing sale price for such a share on the relevant day.
     If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

     (d) In the event that the Common Stock is not traded on an established stock exchange or quoted on the NASDAQ National Market System, and no closing "bid" and "asked" prices are available on a relevant day, then the fair market value per share of Common Stock will be the price established by the Committee or the Board in good faith.

          In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee or the Board may use any source deemed reliable; and its determination shall be final and binding on all affected persons.

I. "Option" shall mean a right to purchase Common Stock, granted pursuant to the Plan.

J. "Option Price" shall mean the purchase price for Common Stock under an Option, as determined in Section VI below.

K. "Participant" shall mean an employee of the Company or a Subsidiary to whom an Option is granted under the Plan. Participant shall also mean any non-employee director, agent, consultant or independent contractor providing key services to the Company to whom an Option is granted under the Plan.

L.   "Plan" shall mean the Allen Organ Company Stock Option Plan.

III. Stock to be Optioned

          Subject to the provisions of Section XII of the Plan, the maximum number of shares of Common Stock that for which Options may be granted under the Plan is 100,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Common Stock of the Company. In no even shall the number of Options granted to any one person exceed 40,000 during a 12-consecutive month period.

IV.  Administration

          The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees, non-employee directors, agents, consultants or independent contractors of the Company or its subsidiaries, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

V.   Eligibility

          The Board, upon recommendation of the Committee, may grant Options to any employee (including an employee who is a director or an officer) of the Company or its Subsidiaries or any non-employee director, agent, consultant or independent contractor who provides or has provided key services to the Company or its Subsidiaries. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions. Options granted pursuant to the Plan are not intended to qualify as "incentive" stock options under Code Section 422.

VI.  Option Price

          The purchase price for Common Stock under each Option shall generally be 100 percent of the Fair Market Value of the Common Stock at the time the Option is granted, but in no event will such purchase price be less than the par value of the Common Stock.

VII. Terms and Conditions of Options

          Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by Agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such Agreements shall comply with and be subject to the following terms and conditions:

A. Vesting in Options. The Board may, in its discretion, subject any Option granted under the Plan to a vesting schedule. Any such schedule will govern the ability of a Participant to exercise an Option granted hereunder. An Option may be exercised only during the continuance of the Participant's employment, except as provided in Section VIII and Section IX. No such Agreement shall impose upon the Company or its Subsidiaries, however, any obligation to employ the Participant for any period of time.

B. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. However, in lieu of cash, with the approval of the Committee at or prior to exercise, a Participant may exercise his Option by tendering to the Company, shares of Common Stock owned by him and having a fair market value equal to the cash exercise price applicable to his Option or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock may not be tendered as payment unless it has been held, beneficially and of record, for at least one year. In addition, at the request of the Participant, and to the extent permitted by applicable law, the Company may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Company the exercise price of the Option being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Common Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

C. Number of Shares. Each Option shall state the total number of shares of Common Stock to which it pertains.

D. Option Period and Limitations on Exercise of Options. Each Option granted under the Plan shall be exercisable only after the earlier of the date on which (1) the Participant has met the vesting period requirements as the Committee shall specify, if any, in the Agreement or (2) a Change in Control occurs. Except as provided in the Agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten years and one month from the date it is granted. No Option may be exercised for a fractional share of Common Stock.

E.   Withholding Taxes.

(1) Subject to the provisions of Subsection E(2), the Company will require that a Participant as a condition of the exercise of an Option, or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Company is required to withhold in connection with the exercise of the Option at such time as withholding is required by law.

(2) With the approval of the Committee, a Participant may satisfy the withholding obligation described in Subsection E(1), in whole or in part, by electing to have the Company withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to the following restrictions:
    (a) it must be made prior to the date on which the amount of tax to be withheld is determined;

    (b)  it shall be irrevocable; and

    (c)  it shall be subject to disapproval by the Committee; and

    (d) it shall be subject to such additional requirements as may be applicable under securities laws at the relevant time.

F. Restriction on Transfer. By exercising options granted under this Plan a Participant agrees and consents to the following:

(1) Certificates representing shares which are subject to this Plan shall bear such legend as counsel to the Company may deem appropriate.

VIII.      Termination of Employment

A. Retirement. In the event of termination of employment of the Participant due to retirement (as such term is defined in the Company's applicable employee pension benefit plan), an Option shall lapse at the earlier of (1) the expiration of the term of the Option or (2) three months from the date of retirement.

B. Total and Permanent Disability. Except as otherwise provided in the relevant Option Agreement, in the event of termination of employment due to the determination that the Participant has become "disabled" as defined in Code Section 72(m)(7), an Option shall lapse at the earlier of (1) the expiration of the term of the Option, or (2) three months after termination due to such causes.

C. Involuntary Termination. Except as otherwise provided in Subsection E or the relevant Option Agreement, in the event of termination of employment at the election of the Company, all Options shall lapse as of the earlier of
(1) the expiration of the term of the Option, or (2) three months after the date of termination of employment.

D. Voluntary Termination. In the event of termination of employment at the election of the Optionee (other than for retirement or total and permanent disability) then the Option shall lapse on the date of such termination of employment.

E. Termination for Cause. In the event of termination of employment "for cause" all Options granted to such Participant shall lapse on the date of termination of employment. Termination "for cause" shall mean the Participant was terminated after:

(1) Conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude or the actual incarceration of the Participant for a period of ten (10) consecutive days;

(2) The Participant's failure to follow the good faith written instructions, with respect to the Company or its operations, of management of the Company; or
(3) A Participant's willful misconduct or neglect of duties as an employee of the Company.

IX. Provisions Relating to Options Granted to Non-employee Directors, Agents, Consultants and Independent Contractors

      Subject to paragraph (A) of this Section IX, Options granted to nonemployee directors, agents, consultants and independent contractors of the Company or its Subsidiaries shall be subject to the same terms and conditions as are applicable to Options granted to Employees, except for any terms or condition that is clearly not applicable under the circumstances.

A. Special Provisions. The following provisions shall, with respect to non-employee Options, supersede any contrary provision in this Plan document.

(i) References to an Optionee's employment or termination of employment shall be deemed references to a non-employee's service or termination of service on behalf of the Company or its Subsidiaries.

X.   Rights in Event of Death

          If a Participant dies without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his death, however, such Option shall lapse at the earlier of the expiration of the term of the Option or three months after termination (unless otherwise provided in the relevant Option Agreement) due to such causes.

XI.  No Obligations to Exercise Option

          The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

XII. Nonassignability

          Options shall not be transferable other than by will or by the law of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

XIII.     Effect of Change in Stock Subject to the Plan

          The aggregate number of shares of Common Stock available for Options under the Plan, the shares subject to any Option and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock subsequent to the effective date of the Plan resulting from (A) a subdivision or consolidation of shares or any other capital adjustment, (B) the payment of a stock dividend, or
(C) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that in the case of a merger or consolidation, a provision may be made for the substitution of the Options of the acquiring or resulting corporation.

XIV.  Amendment and Termination

          The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted.
Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

XIV. Agreement and Representation of Participants

          As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

XV.  Reservation of Shares of Stock

          The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

XVI. Effective Date of Plan.

          The Plan shall be effective from the date that the Plan is approved by the Board provided that the Plan is approved by the shareholders of the Company within 12 months thereafter.